UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 14, 2020

Hilton Grand Vacations Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37794	81-2545345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6355 MetroWest Boulevard, Suite 180 Orlando, Florida	32835
(Address of principal executive offices)	(Zip Code)

(407) 613-3100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	HGV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 14, 2020, Hilton Grand Vacations Trust I LLC (the “Trust”) and Hilton Resorts Corporation (“HRC”), each a subsidiary of Hilton Grand Vacations Inc. (the “Company”), entered into Omnibus Amendment No. 16 to Receivables Loan Agreement, Amendment No. 8 to the Sale and Contribution Agreement, and Amendment No. 1 to the Servicing Agreement (the “Amendment”), which, among other things, amends the Receivables Loan Agreement, dated as of May 9, 2013, by and among the Trust, as borrower, HRC, as seller, Bank of America, N.A., as administrative agent and structuring agent, Wells Fargo Bank, National Association, as paying agent and securities intermediary, certain financial institutions as conduit lenders, certain financial institutions as committed lenders, and certain financial institutions as managing agents (the “Warehouse Credit Facility”). The Amendment, among other things:

•	renews and extends the commitment period of the Warehouse Credit Facility from April 23, 2021 to August 12, 2022;

•

reduces the maximum advance rate for the borrowing base calculation from 87.50% to 82.50% if an eligible receivable refinancing has not taken place on or prior to October 31, 2021, with the maximum advance rate reverting back to 87.50% upon such eligible refinancing;

•	replaces LIBOR with a successor benchmark interest rate as a benchmark interest rate;

•

increases the excess spread percentage level that will trigger the Trust’s interest rate hedging obligations from 6.75% to 7.50% and the minimum excess spread percentage resulting from required hedging transactions from 6.50% to 7.25%; and

•	increases certain used and unused fees.

As of August 14, 2020, the Company had no outstanding borrowings under the Warehouse Credit Facility.

Affiliates of various lenders and/or agents under the Warehouse Credit Facility, including Bank of America, Barclays Bank, Deutsche Bank, Truist Bank, and Wells Fargo, are also lenders and/or agents under the Company’s $1.0 billion secured credit facility. Any or all of such lenders and/or agents have performed, and may in the future perform, various other commercial banking, investment banking and other financial advisory services for the Company for which they have received, and may receive, customary fees and expenses.

This summary is qualified in its entirety by reference to the full text of the Amendment, filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

Exhibit 10.1	Omnibus Amendment No. 16 to Receivables Loan Agreement, Amendment No. 8 to the Sale and Contribution Agreement, and Amendment No. 1 to the Servicing Agreement, effective as of August 14, 2020, by and among Hilton Grand Vacations Trust I LLC, as borrower, the financial institutions signatory thereto as managing agents, the financial institutions signatory thereto as conduit lenders, the financial institutions signatory thereto as committed lenders, Bank of America, N.A., as administrative agent and structuring agent, and Wells Fargo Bank, National Association, as paying agent and securities intermediary.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILTON GRAND VACATIONS INC.

By:	/s/ Daniel J. Mathewes
Daniel J. Mathewes
Executive Vice President and Chief Financial Officer

Date: August 17, 2020